SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2013

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2013, the Board of Directors of PACCAR Inc announced that it has promoted Ronald E. Armstrong, age 58, to Chief Executive Officer, effective April 27, 2014. He is currently President of PACCAR. Mr. Armstrong will also join the PACCAR Board as a Class II director at the time he assumes the role of Chief Executive Officer. Mark C. Pigott, currently Chairman and Chief Executive Officer, will become Executive Chairman of the Board of Directors, effective April 27, 2014. The Board of Directors promoted Robert J. Christensen, age 57, to President and Chief Financial Officer, effective April 27, 2014. He is currently Executive Vice President and Chief Financial Officer.

As Chief Executive Officer, Mr. Armstrong will receive an annual salary of $1.1 million and will be eligible for annual variable compensation. Mr. Pigott will receive an annual salary of $500,000 as Executive Chairman of the Board of Directors. Mr. Christensen will receive an annual salary of $730,000 and will be eligible for annual variable compensation.

Mr. Armstrong joined PACCAR in 1993 as assistant division controller at the Peterbilt Division. He was promoted to Operations Controller in 1995 at the PACCAR corporate office. In 2002, he was promoted to Vice President/Controller with responsibility for global accounting operations. He was promoted to President in 2011 with responsibilities for DAF Trucks, PACCAR Engines and Purchasing. Mr. Armstrong worked at Ernst & Young for 16 years before joining PACCAR.

Mr. Christensen joined PACCAR in 1983 in accounting at the Kenworth Seattle factory. He was promoted to PACCAR Parts controller in 1990 and became PACCAR Parts General Manager/Vice President in 2000 with responsibility for Parts worldwide. He was promoted to Kenworth General Manager/Vice President in 2002. In 2008, Mr. Christensen was promoted to the PACCAR corporate office as Senior Vice President. He was promoted to Executive Vice President and Chief Financial Officer in 2013 with responsibilities for Peterbilt, Accounting, Treasury, Kenmex and DAF Brasil.

On December 16, 2013, PACCAR issued a press release announcing the appointments of Mr. Armstrong and Mr. Pigott attached as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an exhibit to this Report.

99.1 Press release of the Registrant, dated December 16, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: December 16, 2013	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel